UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                                 Date of Report
                                January 30, 1998

                        FARMERS CAPITAL BANK CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Kentucky
                 (State of other jurisdiction of incorporation)

        0-14412                                        61-1017851
(Commission File Number)                   (I.R.S. Employer Identification No.)


             P.O. Box 309
          Frankfort, Kentucky                              40602
(Address of principal executive offices)                (Zip Code)


               Registrant's telephone number, including area code:
                                  (502)227-1600

Not applicable
(Former name or former address, if changed since last report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

                              Item 5. Other Events

On January 26, 1998 the Board of Directors of Farmers Capital Bank Corporation (the "Registrant") approved a two-for-one stock split of its common stock in order to make its shares more accessible to potential buyers. This should result in a wider distribution and improved marketability for the Registrant's shares. In order to effect the split, the shareholders of the Registrant will be asked to approve an increase in the number of authorized shares at their next annual meeting, to be held May 12, 1998. The stock split is effective on July 1, 1998 for holders of record on June 1, 1998. The Registrant currently has 3,781,220 common shares outstanding.

Farmers Capital Bank Corporation is a multi-bank holding company headquartered in Frankfort, Kentucky. The Registrant owns six banks located throughout Kentucky, a leasing company and a data processing company. Its stock is publicly traded on the National Association of Security Dealers Automated Quotation System (NASDAQ) SmallCap Market tier of the NASDAQ Stock market, under the symbol: FFKT.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                          Farmers Capital Bank Corporation


January 30, 1998                          By:/s/ Charles S. Boyd
                                          Charles S. Boyd
                                          President and Chief Executive Officer